UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 8, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

Central European Media Enterprises Ltd. (the "Company") is filing herewith updated historical financial statements and other affected financial information for the periods included in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 10-K”) that reflect its discontinued operations in Ukraine and the change in its reportable segments, which the Company has used to manage its business from January 1, 2010. Specifically, Items 6, 7, 8 and 15 of the Company's 2009 10-K have been adjusted to reflect these changes. Exhibits 99.1, 99.2, 99.3 and 99.4 contain the revised and updated financial information. The information in this Current Report on Form 8-K is not an amendment to or restatement of the financial statements for the year ended December 31, 2009 included in the Company’s 2009 10-K and is being filed so that segment and discontinued operations treatments for the year ended December 31, 2009 will be comparable to those treatments in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010. These changes are discussed in more detail below.

Discontinued Operations

During the three months ended March 31, 2010, the Company’s operations in Ukraine were classified as discontinued. The Company completed the sale of its Ukraine operations in April 2010.

In accordance with generally accepted accounting principles, revenues and expenses associated with these operations have been classified as discontinued operations for all periods presented in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010. In Exhibit 99.1, Item 8, the Company has reclassified the assets and liabilities of its Ukraine operations as held for sale as at December 31, 2009 and 2008 and the results of operations in Ukraine have been classified as discontinued operations for all periods presented. This reclassification has no effect on the Company’s reported net income for any reporting period.

Reportable Segments

Beginning on January 1, 2010, the Company realigned its reportable business segments to be consistent with changes made to its management reporting and to reflect  its organization as a vertically integrated media company, as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

The financial statements included in this Current Report on Form 8-K in Exhibit 99.3, Item 8 have been revised to conform financial information for the Company’s reportable business segments and certain related financial information and disclosures previously set forth in the 2009 10-K to the current segment reporting. The business segment realignment had no effect on the Company’s previously reported consolidated results of operations, financial condition, and cash flows. Information regarding the Company’s business segments is also included in Exhibit 99.2, Item 7.

The following historical annual financial information reflecting the retroactive application of the changes discussed above are attached in Exhibits 99.1, 99.2, 99.3 and 99.4  to this Current Report on Form 8-K and supersedes the information in Items 6, 7, 8 and 15 of the 2009 10-K.

•	Selected Financial Data (Item 6);

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations (Item 7);

•	Financial Statements and Supplementary Data (Item 8); and

•	Financial Statement Schedule (Item 15).

Except with respect to Items 6, 7, 8 and 15, all information in the 2009 10-K remains unchanged in all material respects and has not otherwise been updated for events occurring after February 24, 2010, the date the Company filed the 2009 10-K. This Current Report on Form 8-K should be read in conjunction with the 2009 10-K. For a discussion of events and developments subsequent to the filing of the 2009 10-K, please refer to the documents filed with the Securities and Exchange Commission by the Company pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, since that date.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed under Item 8.01 as part of this report

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Item 6: Selected Financial Data for the years ended December 31, 2005 through 2009.

99.2	Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Item 8: Financial Statements and Supplementary Data.

99.4	Item 15: Financial Statement Schedule.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 8, 2010	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer